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                                                                     Exhibit 1.1

KONGZHONG CORPORATION                             (CHINESE CHARACTERS)
(Nasdaq : KONG)                                   33/F, Tengda Plaza, No. 168
                                                  Xiwai Street, Haidian District
                                                  Beijing 100044, China
                                                  Tel: (86-10) 8857-6000
                                                  Fax: (86-10) 8857-9000
                                                  http: //www.kongzhong.com

   KONGZHONG TO ANNOUNCE FIRST QUARTER 2006 FINANCIAL RESULTS ON MAY 18, 2006

Beijing, April 21, 2006 - KongZhong Corporation (Nasdaq : KONG), a leading provider of wireless value-added services and a leading wireless internet portal in China, plans to release its 2006 first quarter financial results before the US financial markets open on May 18, 2006. The Company will host a conference call at 8:30 am (EST) to discuss the results.

                                   (Speakers)
                 Yunfan Zhou, Chairman & Chief Executive Officer
                              Nick Yang, President
                         JP Gan, Chief Financial Officer

HONG KONG TIME:   MAY 18, 2006, THURSDAY, 8:30 PM
EASTERN TIME:     MAY 18, 2006, THURSDY, 8:30 AM
PACIFIC TIME:     MAY 18, 2006, THURSDAY, 5:30 AM

CONFERENCE CALL ACCESS NUMBERS:
China Toll Free Number: 10-800-130-0399
Hong Kong Toll Number: 852-3002-1672
USA Toll Free Number: 866-202-0886
PASSCODE: KONGZHONG

REPLAY ACCESS NUMBERS (FOR 7 DAYS):
USA Toll Free Number: 888-286-8010
PASSCODE: 29984328

WEBCAST:
http://ir.kongzhong.com/overview.htm

For information, please contact:
JP Gan of KongZhong Corporation
Tel: +86 10 8857 6000
Fax: +86 10 8857 5891
Email: ir@kongzhong.com


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